UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2019 (September 26, 2019)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38108	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2200, Atlanta, GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0000001 per share	CMLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2019, Cumulus Media New Holdings Inc., a Delaware corporation (“Holdings”) and an indirect wholly-owned subsidiary of Cumulus Media Inc. (the “Company”), and certain of the Company’s other subsidiaries, entered into a Credit Agreement (the “Credit Agreement”), dated as of September 26, 2019, with certain lenders, Bank of America, N.A (“Bank of America”) as administrative agent, and Bank of America, Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A. and Fifth Third Bank as joint lead arrangers and bookrunners.

The Credit Agreement consists of a $525 million senior secured term loan (the “Term Loan”). Amounts outstanding under the Term Loan amortize in equal quarterly installments of 0.25% of the original principal amount of the Term Loan with the balance payable on the maturity date. The maturity date of the Credit Agreement is March 31, 2026. The Term Loan was issued at 99.5% of par.

Holdings used the borrowings under the Term Loan, along with approximately $34 million of cash on hand, to repay in full all amounts outstanding under the Company’s term loan entered into in June 2018, including accrued interest.

Amounts outstanding under the new Credit Agreement bear interest at a per annum rate equal to (i) the Alternative Base Rate (as defined below) plus an applicable margin of 2.75%, subject to an Alternative Base Rate floor of 2.00%, or (ii) the London Inter-bank Offered Rate (“LIBOR”) plus an applicable margin of 3.75%, subject to a LIBOR floor of 1.00%. The Alternative Base Rate is defined, for any day, as the per annum rate equal to the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1.0%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “Prime Rate” and (iii) LIBOR plus 1.0%. Term Loan borrowings currently bear interest at 5.8% per annum.

The representations, covenants and events of default in the Credit Agreement are customary for financing transactions of this nature. Events of default in the Credit Agreement include, among others: (a) the failure to pay when due the obligations owing thereunder; (b) the failure to perform (and not timely remedy, if applicable) certain covenants; (c) certain defaults and accelerations under other indebtedness; (d) the occurrence of bankruptcy or insolvency events; (e) certain judgments against the Company or any of its restricted subsidiaries; (f) the loss, revocation or suspension of, or any material impairment in the ability to use of or more of, any material Federal Communications Commission licenses; (g) any representation or warranty made, or report, certificate or financial statement delivered, to the lenders subsequently proven to have been incorrect in any material respect; and (h) the occurrence of a Change in Control (as defined in Credit Agreement). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement and the ancillary loan documents as a secured party.

The Credit Agreement does not contain any financial maintenance covenants. The Credit Agreement provides that Holdings will be permitted to enter into either a revolving credit facility or receivables facility providing commitments of up to $100.0 million, subject to certain conditions.

The borrowers may elect, at their option, to prepay amounts outstanding under the Credit Agreement without premium or penalty (except that any prepayment during the period of six months following the closing of the Credit Agreement would require a premium equal to 1.00% of the prepaid principal amount). The borrowers may be required to make mandatory prepayments of the Term Loan upon the occurrence of specified events as set forth in the Credit Agreement, including upon the sale of certain assets and from Excess Cash Flow (as defined in the Credit Agreement).

Amounts outstanding under the Credit Agreement are guaranteed by Cumulus Media Intermediate Inc. (“Intermediate Holdings”), which is a subsidiary of the Company and secured by a security interest in substantially all of the assets of Holdings, the subsidiaries of Holdings party to the Credit Agreement as borrowers, and Intermediate Holdings.

Some of the agents and lenders under the Credit Agreement, or their affiliates, have had in the past, and may have, in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These agents and lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Term Loan contained above under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of September 26, 2019, among Cumulus Media New Holdings Inc., certain of Cumulus Media New Holding, Inc.’s other subsidiaries, certain lenders, Bank of America, N.A as administrative agent, and Bank of America, N.A., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A. and Fifth Third Bank as joint lead arrangers and bookrunners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

September 30, 2019	By:	/s/ Richard S. Denning
Name: Richard S. Denning Title: Senior Vice President, General Counsel and Secretary